UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2022

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter)

florida (State or other jurisdiction of incorporation)	001-36605 (Commission File Number)	47-2482414 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PATI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On December 6, 2022, the Company’s board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Eric K. Mann to the board of directors. Eric Mann will serve as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees and will receive director compensation consistent with the Company’s compensation arrangements for other non-employee directors.

Mr. Mann has served as president and CEO of YMCA of Florida’s First Coast since 2011 and has been with the YMCA for more than 40 years. He was CEO of the Pittsburgh, Pennsylvania YMCA when he was recruited to become the first African American leader of Florida’s First Coast YMCA and as such, he also became the first African American CEO of a major metropolitan YMCA south of the Mason-Dixon Line. Mr. Mann is Chairman of the Board of the Jacksonville Civic Council (JCC) and has served on the board since 2014. Mr. Mann has also served on the board of directors of Brooks Health System since 2014 and will be the incoming Chairman of the board in 2023. Recently he served as co-chairman of JCC’s Race and Social Justice Task Force which has worked for two years to develop a community report. Mr. Mann brings to the Patriot Board his extensive business experience and brings valuable knowledge in shaping diversity, inclusion and social responsibility policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT TRANSPORTATION HOLDING, INC.
Registrant

Date: December 9, 2022	By:	/s/Matthew C. McNulty
Matthew C. McNulty
Chief Financial Officer